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                               HALE AND DORR LLP
                              COUNSELLORS AT LAW

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                         617-526-6000 - FAX 617-526-5000

                                                                       Exhibit 5
                                                                       ---------




                                 July 24, 1997

Staples, Inc.
One Research Drive
Westborough, MA 01581

         Re: Registration Statement on Form S-3
             ----------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-31249) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of $500,000,000 of debt securities (the "Debt Securities") of Staples, Inc., a Delaware corporation (the "Company").

         We have acted as counsel for the Company in connection with the preparation and filing by the Company of the Registration Statement. We have examined signed copies of the Registration Statement and all exhibits thereto (including, without limitation, the forms of Indentures filed as exhibits thereto (the "Indentures")), all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, a copy of the Restated Certificate of Incorporation of the Company, as amended, and a copy of the Amended and Restated By-Laws of the Company, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the federal laws of the United States and the Delaware General Corporation Law statute. To the extent that








WASHINGTON, DC                      BOSTON, MA                       LONDON, UK*
--------------------------------------------------------------------------------

              HALE AND DORR LLP INCUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)




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Staples, Inc.
July 24, 1997
Page 2


the laws of any other jurisdiction govern the agreements, including without limitation the Indentures, or transactions as to which we are opining herein, we have assumed, that such laws are identical to those of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

    Our opinions below are qualified to the extent that they may be subject to to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent coneyance or similar laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of the remedy of specific performance, injunctive relief or any other equitable remedy, or as to the successful assertion of any equitable defense, because such remedies and defenses may be subject to the discretion of a court.

    We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to any agreement or document other than the Company. We have assumed that such agreements and documents are the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

    We assume that the appropriate action will be taken, prior to the offer and sale of the Debt Securities, to register and qualify the Debt Securities for sale under all applicable state securities or "blue sky" laws.

    Based upon and subject to the foregoing, we are of the opinion that the Debt Securities have been duly authorized and, when (i) the Indentures have been duly executed and delivered and (ii) the Debt Securities have been duly executed and authenticated in accordance with the Indentures and issued and sold by the Company as comtemplated by the Registration Statement, the Debt Securities will constitute the binding obligations of the Company.

    This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

    It is understood that this opinion is to be used only in connection with the offer and sale of Debt Securities while the Registration Statement is in effect.





























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Staples, Inc.
July 24, 1997
Page 3


    Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under Securities Act and to the use of our name therein and in the related Prospectus under the caption "Validity of the Debt Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 under the Securities Act or the rules and regulations of the Commission.





                                                Very truly yours,


                                                HALE  AND DORR LLP